Exhibit 99.1

               SBT Bancorp, Inc. Reports Second Quarter
                             2007 Results


    SIMSBURY, Conn.--(BUSINESS WIRE)--July 31, 2007--SBT Bancorp, Inc., (OTCBB: SBTB), holding company for The Simsbury Bank & Trust Company Inc., today announced net income of $215,000 or $0.25 per diluted share for the second quarter of 2007, compared to $182,000 or $0.21 per diluted share for the first quarter of 2007 and to $199,000 or $0.23 per diluted share for the second quarter of 2006. Total assets on June 30, 2007 were $210 million.

    Second quarter 2007 net income increased by 18% over first quarter 2007 and 8% over second quarter 2006. This marks the third consecutive quarter of increased earnings following four quarters of declining earnings brought about by expenses associated with SBT Bancorp's strategic initiative to expand into neighboring communities, coupled with the impact of operating in a difficult interest rate environment.

    On June 30, 2007, loans outstanding were $159 million, an increase of $4 million, or 2%, over a year ago. Core deposits (Demand, Savings and NOW accounts) grew by $4 million or 3% over the past twelve months. Total deposits ended the quarter at $191 million, $5 million below their June 30, 2006 level due to the Company's strategy of not paying premium interest rates on certificate of deposits, resulting in a lower cost of funds and an increased net interest margin.

    Total revenues, consisting of net interest and dividend income plus noninterest income, were $2,326,000 in the second quarter compared to $2,202,000 a year ago, an increase of 6%. Net interest and dividend income increased by $74,000, or 4%. Income from fees, services and other sources (noninterest income) increased by $50,000, or 17%. Revenue generated by SBT Investment Services, Inc., a wholly owned subsidiary of The Simsbury Bank & Trust, grew by $19,000 or 45% and was the primary contributor to the increase in noninterest income.

    The Company's net interest margin (taxable equivalent net interest and dividend income divided by average earning assets) increased by 25 basis point to 4.14% in the second quarter of 2007 from 3.89% in the second quarter of 2006.

    Total noninterest expenses for the second quarter increased by $100,000, or 5%, compared to a year earlier, primarily due to expenses associated with expanding the Company's delivery network into the neighboring communities of Canton and Bloomfield.

    For the first six months of 2007, SBT Bancorp, Inc. earned
$397,000, or $0.46 per diluted share, compared to $482,000, or $0.56 per diluted share, a year earlier.

    "We are encouraged by the growth in activity in our two new branches, the increase in our net interest margin, the revenue contribution from SBT Investment Services and the resulting improvement in SBT Bancorp, Inc. earnings over the past three quarters," said Martin J. Geitz, SBT Bancorp, Inc. President & CEO. "Though the economic climate is expected to remain difficult for financial institutions through the remainder of 2007, we are committed to maintaining the discipline necessary to build our business and our earnings during these challenging times."

    The Simsbury Bank & Trust Company is a locally-controlled, customer-friendly commercial bank for businesses and consumers; the Bank has approximately $210 million in assets. The Bank serves customers through full-service offices in Simsbury, Avon, Bloomfield, Canton and Granby, Connecticut, SBT Online Internet banking at simsburybank.com, free ATM transactions at 2,800 machines throughout the northeastern U.S. via the SUM program in addition to thousands of ATM locations world-wide, and 24 hour telephone banking. The Bank offers investment services through its wholly-owned subsidiary, SBT Investment Services, Inc. The stock of the Bank's parent company, SBT Bancorp, Inc., is traded over-the-counter under the ticker symbol of
OTCBB: SBTB. Visit the Bank's website at www.simsburybank.com



                           SBT BANCORP INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS

           (Dollars in thousands, except per share amounts)


                         6/30/2007   3/31/2007  12/31/2006  6/30/2006
                        ----------- ----------- ---------- -----------
                        (Unaudited) (Unaudited)            (Unaudited)
ASSETS
------
 Cash and due from
  banks                     $10,425      $9,546    $10,861      $7,714
 Interest-bearing
  deposits with Federal
  Home Loan Bank                  5           7         18           4
 Federal funds sold           4,300       8,600      4,875       3,550
 Money market mutual
  funds                          35          31         52          53
                        ----------- ----------- ---------- -----------
  Cash and cash
   equivalents               14,765      18,184     15,806      11,321
 Interest-bearing time
  deposits with other
  bank                            0         110          0           0
 Investments in
  available for sale
  securities (at fair
  value)                     30,781      34,863     37,817      43,760
 Federal Home Loan
  Bank Stock, at cost           599         599        668         668
 Loans held-for-
  sale                            0           0        268           0

 Loans outstanding          158,697     155,449    157,211     154,958
  Less allowance for
   loan losses                1,687       1,690      1,698       1,705
                        ----------- ----------- ---------- -----------
         Loans, net         157,010     153,759    155,513     153,253
                        ----------- ----------- ---------- -----------

 Premises and
  equipment                   1,395       1,467      1,552       1,577
 Accrued interest
  receivable                    873         829        895         912
 Bank owned life
  insurance                   2,903       2,865      2,827       2,755
 Other assets                 1,786       1,506      1,701       2,151
                        ----------- ----------- ---------- -----------
  Total other assets          6,957       6,667      6,975       7,395
                        ----------- ----------- ---------- -----------

         TOTAL ASSETS      $210,112    $214,182   $217,047    $216,397
                        =========== =========== ========== ===========

LIABILITIES AND
 STOCKHOLDERS' EQUITY
---------------------
 Deposits
  Demand deposits           $38,682     $36,907    $38,791     $35,401
  Savings and NOW
   deposits                  90,750      90,593     85,036      89,763
  Time deposits              61,449      67,508     74,575      70,668
                        ----------- ----------- ---------- -----------
      Total
       deposits             190,881     195,008    198,402     195,832

 Federal Home Loan
  Bank advance                    0           0          0       3,000
 Securities sold under
  agreements to
  repurchase                  1,737       1,548      1,628       1,416
 Other liabilities            1,173       1,095        898         694
                        ----------- ----------- ---------- -----------
      Total
       liabilities          193,791     197,651    200,928     200,942
                        ----------- ----------- ---------- -----------

Stockholder's
 equity:
 Common stock, no par
  value; authorized
  2,000,000 shares;
  issued and
   outstanding 849,678
   shares on 6/30/07;
   848,459 shares on
   3/31/07; 841,991
   shares on 12/31/06;
   841,554 shares on
   6/30/06                    8,809       8,756      8,636       8,562
 Retained earnings            7,860       8,019      7,837       7,602
 Accumulated other
  comprehensive loss          (348)       (244)      (354)       (709)
                        ----------- ----------- ---------- -----------
      Total
       shareholders'
       equity                16,321      16,531     16,119      15,455
                        ----------- ----------- ---------- -----------


         TOTAL
          LIABILITIES
          AND
          STOCKHOLDERS'
          EQUITY           $210,112    $214,182   $217,047    $216,397
                        =========== =========== ========== ===========




                          SBT BANCORP, INC.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                             (Unaudited)

         (Dollars in thousands, except for per share amounts)


                                       For the quarter ended
                              ----------------------------------------
                              6/30/2007 3/31/2007 12/31/2006 6/30/2006
                              ========= ========= ========== =========
Interest and dividend income
        Interest and fees on
         loans                   $2,379    $2,387     $2,347    $2,252
        Investment
         securities                 383       419        465       478
        Federal funds sold and
         overnight deposits          50        72         75        41
                              --------- --------- ---------- ---------
               Total interest
                and dividend
                income            2,812     2,878      2,887     2,771
                              --------- --------- ---------- ---------

Interest expense
        Deposits                    797       897        978       825
        Repurchase
         agreements                   9         7         16         7
        Federal Home Loan
         Bank advances               16        30         29        23
                              --------- --------- ---------- ---------
               Total interest
                expense             822       934      1,023       855
                              --------- --------- ---------- ---------

               Net interest
                and dividend
                income            1,990     1,944      1,864     1,916
                              --------- --------- ---------- ---------

Noninterest income
        Service charges on
         deposit accounts            98        98         95        80
        Other service charges
         and fees                   132       118        127       119
        Increase in cash
         surrender value
        of life insurance
         policies                    38        37          5        36
        Gains on loans sold           0         0          0         0
        Investment services
         fees and commissions        61        56         35        42
        Other income                  7         6          6         9
                              --------- --------- ---------- ---------
               Total
                noninterest
                income              336       315        268       286
                              --------- --------- ---------- ---------

Noninterest expense
        Salaries and employee
         benefits                 1,024     1,059      1,052       977
        Premises and
         equipment                  384       372        385       312
        Advertising and
         promotions                  96        76         65       113
        Forms and supplies           32        46         48        55
        Professional fees           127       109         76       103
        Directors fees               35        37         27        36
        Correspondent
         charges                     50        42         45        52
        Postage                      29        24         28        25
        Other expenses              241       239        250       245
                              --------- --------- ---------- ---------
               Total
                noninterest
                expense           2,018     2,004      1,976     1,918
                              --------- --------- ---------- ---------

Income before taxes                 308       255        156       284

Income tax provision                 93        73         37        85
                              --------- --------- ---------- ---------

Net income                         $215      $182       $119      $199
                              ========= ========= ========== =========

Comprehensive income               $111      $292       $209       $48
                              ========= ========= ========== =========
Net income per share, basic       $0.25     $0.21      $0.14     $0.24
                              ========= ========= ========== =========
Average shares outstanding,
 basic                          849,528   847,413    841,798   841,388
                              ========= ========= ========== =========
Net income per share, assuming
 dilution                         $0.25     $0.21      $0.14     $0.23
                              ========= ========= ========== =========
Average shares outstanding,
 assuming dilution              859,025   858,195    855,524   855,790
                              ========= ========= ========== =========


                                                      Year to date
                                                   -------------------
                                                   6/30/2007 6/30/2006
                                                   ========= =========
Interest and dividend income
        Interest and fees on loans                    $4,766    $4,394
        Investment securities                            802       903
        Federal funds sold and overnight deposits        122       103
                                                   --------- ---------
               Total interest and dividend income      5,690     5,400
                                                   --------- ---------

Interest expense
        Deposits                                       1,694     1,561
        Repurchase agreements                             16        14
        Federal Home Loan Bank advances                   46        23
                                                   --------- ---------
               Total interest expense                  1,756     1,598
                                                   --------- ---------

               Net interest and dividend income        3,934     3,802
                                                   --------- ---------

Noninterest income
        Service charges on deposit accounts              196       155
        Other service charges and fees                   250       237
        Increase in cash surrender value
        of life insurance policies                        75        73
        Gains on loans sold                                0         3
        Investment services fees and commissions         117        68
        Other income                                      13        17
                                                   --------- ---------
               Total noninterest income                  651       553
                                                   --------- ---------

Noninterest expense
        Salaries and employee benefits                 2,083     1,890
        Premises and equipment                           756       607
        Advertising and promotions                       172       192
        Forms and supplies                                78       113
        Professional fees                                236       181
        Directors fees                                    72        73
        Correspondent charges                             92        99
        Postage                                           53        51
        Other expenses                                   480       443
                                                   --------- ---------
               Total noninterest expense               4,022     3,649
                                                   --------- ---------

Income before taxes                                      563       706

Income tax provision                                     166       224
                                                   --------- ---------

Net income                                              $397      $482
                                                   ========= =========

Comprehensive income                                    $403      $328
                                                   ========= =========
Net income per share, basic                            $0.47     $0.57
                                                   ========= =========
Average shares outstanding, basic                    848,476   840,698
                                                   ========= =========
Net income per share, assuming dilution                $0.46     $0.56
                                                   ========= =========
Average shares outstanding, assuming dilution        858,611   855,928
                                                   ========= =========


    CONTACT: The Simsbury Bank & Trust Company
             Anthony F. Bisceglio, 860-408-5493
             EVP & CFO
             Fax: 860-408-4679
             abisceglio@simsburybank.com